Exhibit 10.4
IVANHOE ENERGY INC.
EMPLOYEES’ AND DIRECTORS’ EQUITY INCENTIVE PLAN
AMENDED AND RESTATED
MAY 29, 2008
PART 1 — INTRODUCTION
1.1 Purpose
The purpose of the Plan is to secure for the Company and its shareholders the benefits of incentive inherent in share ownership by the directors and key employees of the Company and its Affiliates who, in the judgement of the Board, will be largely responsible for its future growth and success. It is generally recognized that share plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered to them to acquire a proprietary interest in the Company.
1.2 Definitions
(a)
“Affiliate” has the meaning set forth in Section 1(2) of the Ontario Securities Act, as amended, and includes those issuers that are similarly related, whether or not any of the issuers are corporations, companies, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities.

(b)	“Associate” has the meaning assigned to it in the Ontario Securities Act, as amended.
(c)	“Board” means the board of directors of the Company.
(d)
“Blackout Period” means a period in which the trading of Shares or other securities of the Company is restricted under the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy, or under an insider trading policy or other policy of the Company then in effect.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended.
(f)	“Company” means Ivanhoe Energy Inc., a company incorporated under the laws of the Yukon Territory.
(g)	“Committee” has the meaning attributed thereto in Section 6.1.
(h)	“Eligible Directors” means the directors of the Company or any Affiliate thereof who are, as such, eligible for participation in the Plan.
(i)
“Eligible Employees” means full time and part time employees (including employees who are officers and directors) of the Company or any Affiliate thereof, whether or not they have a written employment contract with the Company, determined by the Board, upon recommendation of the Committee, to be employees, eligible for participation in the Plan. “Eligible Employees” shall include Service Providers eligible for participation in the Plan as determined by the Board.

(j)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k)
“Fair Market Value” means, with respect to a Share subject to Option, the weighted average price of the Shares on the Stock Exchange for the five days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined. If the Shares are not listed and posted for trading on a Stock Exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine.

(l)	“Foreign Private Issuer” has the meaning assigned to it in the rules promulgated under the Exchange Act.
(m)	“Insider” has the meaning assigned to it in the Ontario Securities Act, as amended, and also includes an Associate or Affiliate of any person who is an Insider.
(n)	“Option” means an option granted under the terms of the Share Option Plan.
(o)	“Option Period” means the period during which an Option may be exercised.
(p)	“Optionee” means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of the Share Option Plan.
(q)	“Participant” means, in respect of any Plan, an Eligible Employee or Eligible Director who participates in such Plan.
(r)	“Plan” means, collectively the Share Option Plan, the Share Bonus Plan and the Share Purchase Plan and “Plan” means any such plan as the context requires.
(s)	“Service Provider” means a person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company.
(t)	“Share Bonus Plan” means the plan established and operated pursuant to Part 3 and Part 5 hereof.
(u)	“Share Option Plan” means the plan established and operated pursuant to Part 2 and Part 5 hereof.
(v)	“Share Purchase Plan” means the plan established and operated pursuant to Part 4 and Part 5 hereof.
(w)	“Shares” means the common shares of the Company.
(x)	“Stock Exchange” means the principal stock exchange upon which the Shares are listed or upon which the Shares have been approved for listing.
(y)	“U.S. Optionee” has the meaning assigned to it in Section 2.14 of this Plan.
PART 2 — SHARE OPTION PLAN
2.1 Participation
Options shall be granted only to Eligible Employees and Eligible Directors.

2.2 Administration of Share Option Plan
The Share Option Plan shall be administered by the Committee.
2.3 Price
The exercise price per Share of any Option shall be not less than one hundred per cent (100%) of the Fair Market Value on the date of grant.
2.4 Grant of Option
The Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Eligible Employees and Eligible Directors as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. The date of grant of an Option shall be (i) the date such grant was approved by the Committee for recommendation to the Board, provided the Board approves such grant; or (ii) for a grant of an Option not approved by the Committee for recommendation to the Board, the date such grant was approved by the Board.
Each Option granted to an Eligible Employee or to an Eligible Director shall be evidenced by a stock option agreement with terms and conditions consistent with the Share Option Plan and as approved by the Board on the recommendation of the Committee (which terms and conditions need not be the same in each case and may be changed from time to time, subject to section 5.7 of the Plan and the approval of any material changes by the Stock Exchange).
2.5 Terms of Options
The Option Period shall be ten years from the date such Option is granted or such lesser duration as the Board, on the recommendation of the Committee, may determine at the date of grant, and may thereafter be reduced with respect to any such Option as provided in Section 2.8 hereof covering termination of employment or death of the Optionee; provided, however, that at any time the expiry date of the Option Period in respect of any outstanding Option under this Plan (either before or after its amendment or restatement on May 3, 2007) should be determined to occur either during a Blackout Period or within ten business days following the expiry of the Blackout Period, the expiry date of such Option Period shall be deemed to be the date that is the tenth business day following the expiry of the Blackout Period.
Unless otherwise determined from time to time by the Board, on the recommendation of the Committee, Options may be exercised (in each case to the nearest full Share) during the Option Period as follows:
(a)	at any time during the first year of the Option Period, the Optionee may purchase up to 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option; and
(b)
at any time during each additional year of the Option Period the Optionee may purchase an additional 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) until, in the third year of the Option Period, 100% of the Option will be exercisable.

Notwithstanding the foregoing, Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its Affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its Affiliates.
Except as set forth in Section 2.8, no Option may be exercised unless the Optionee is at the time of such exercise:
(a)
in the case of an Eligible Employee, in the employ of the Company or an Affiliate and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

(b)	in the case of an Eligible Director, a director of the Company or an Affiliate and shall have been such a director continuously since the grant of his Option.
The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his legal representatives or legatees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Share Option Plan.
2.6 Share Appreciation Right
A Participant may, if at any time determined by the Board, on the recommendation of the Committee, have the right (the “Right”), when entitled to exercise an Option, to terminate such Option in whole or in part (the “Terminated Option”) by notice in writing to the Company and, in lieu of receiving the Shares (the “Option Shares”) to which the Terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:
(a)
subtracting the Option exercise price per Share from the Fair Market Value per Share on the day immediately prior to the exercise of the Right and multiplying the remainder by the number of Option Shares; and

(b)	dividing the product obtained under Section 2.6(a) by the Fair Market Value per Share on the day immediately prior to the exercise of the Right.
If a Right is granted in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable. For greater certainty, for purposes of the aggregate number of Shares reserved for issuance under Section 5.1 of the Plan, in the event of an exercise of a Right in respect of an Option, the number of Shares available for issuance under the Plan will be reduced by the number of Shares issued upon exercise of the Right in respect of such Option rather than the number of Shares to which the Terminated Option relates.
2.7 Lapsed Options
If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, subject, in the case of the cancellation of an Option in connection with the grant of a new Option to the same person on different terms, to the consent of the Stock Exchange.

2.8 Effect of Termination of Employment or Death
If an Optionee:
(a)
dies while employed by or while a director of the Company or its Affiliate, any Option held by him at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Committee, all such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner;

(b)
ceases to be employed by or act as a director of the Company or its Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, on the recommendation of the Committee, be exercisable following the date on which such Optionee ceases to be so employed or ceases to be a director, as the case may be; or

(c)
ceases to be employed by or act as a director of the Company or its Affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Committee, any Option held by such Optionee at the effective date thereof shall become exercisable in whole or in part for a period of up to six months thereafter, but in no event less than 30 days, subject to the earlier expiration of the Option Period.

2.9 Effect of Takeover Bid
If a bona fide offer (the “Offer”) for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Company within the meaning of subsection 1(3) of the Ontario Securities Act (as amended from time to time), then the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding Section 2.5 hereof, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) pursuant to the Offer.
2.10 Effect of the Amalgamation or Merger
If the Company amalgamates or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan. Any such adjustment shall be in accordance with regulatory policies.

2.11 Adjustment in Shares Subject to the Plan
If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the Option price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.
2.12 Loans to Employees
Subject to applicable law, the Board may at any time authorize the Company to loan money to an Eligible Employee (which for the purpose of this section 2.12 excludes any director or executive officer (or equivalent thereof) of the Company), on such terms and conditions as the Board may reasonably determine, to assist such Eligible Employee to exercise an Option held by him or her. Such terms and conditions shall include, in any event, interest at prevailing market rates, a term not in excess of one year, and security in favour of the Company represented by that number of Shares issued pursuant to the exercise of an Option in respect of which such loan was made or equivalent security which equals the loaned amount divided by the Fair Market Value of the Shares on the date of exercise of the Option, which security may be granted on a non-recourse basis.
2.13 Transfer of Options
Options are non-transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor).
2.14 United States Residents
Subject to Sections 2.14(b), (c) and (d) of this Plan, any Option granted under this Plan to an Optionee who is a citizen or resident of the United States (including its territories, possessions and all areas subject to its jurisdiction) (a “U.S. Optionee”) shall be an “incentive stock option” within the meaning of Section 422 of the Code (provided, for purposes of this Section 2.14 only, a U.S. Optionee who is a director is then also an officer or employee of the Company or one of its Affiliates). In addition, no provision of this Plan, as it may be applied to a U.S. Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code.
Notwithstanding anything in this Plan to the contrary, the following provisions shall apply to each U.S. Optionee:
(a)	any director of the Company or one of its Affiliates who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option to themselves;

(b)
subject to Section 2.14(d), any Option granted under this Plan to a U.S. Optionee shall be an incentive stock option within the meaning of Section 422 of the Code provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by such U.S. Optionee during any calendar year under this Share Option Plan and all other stock option plans of the Company or its Affiliates does not exceed US$100,000;

(c)
to the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by such U.S. Optionee during any calendar year under this Share Option Plan and all other stock option plans of the Company or its Affiliates exceeds US$100,000, such Options shall be treated as nonqualified stock options (i.e. Options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code;

(d)
any U.S. Optionee who is a Service Provider or director (and who is not also an officer or employee) of the Company or one of its Affiliates will be ineligible to receive incentive stock options but will be permitted to receive nonqualified stock options pursuant to this Plan;

(e)	the purchase price for Shares under each Option granted to a U.S. Optionee pursuant to this Plan shall be not less than the Fair Market Value of such Shares at the time the Option is granted;
(f)
if any U.S. Optionee to whom an Option is to be granted under this Plan is at the time of the grant of such Option the owner of Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its Affiliates, then the following special provisions shall be applicable to the Option granted to such individual:

(i)
the purchase price per Share subject to such Option shall not be less than 110% of the Fair Market Value of one Share at the time of grant, provided however that this requirement will not apply with respect to any Option granted under the Plan that is subject to Section 2.14(c);

(ii)
for the purpose of this Section 2.14 only, the exercise period shall not exceed five years from the date of grant, provided however that this requirement will not apply with respect to any Option granted under the Plan that is subject to Section 2.14(c);

(iii)
notwithstanding Section 2.14(f)(i), in respect of California citizens or residents, the purchase price per Share subject to such Option shall in no event be less than 110% of the Fair Market Value of one Share at the time of grant;

(g)
no Option may be granted hereunder to a U.S. Optionee following the expiry of 10 years after the date on which this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company, whichever is earlier; and

(h)	no Option granted to a U.S. Optionee under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Company.

PART 3 — SHARE BONUS PLAN
3.1 Participants
The Board on the recommendation of the Committee, shall have the right, subject to Section 3.2, to issue or reserve for issuance, for no cash consideration, to any Eligible Employee or Eligible Director any number of Shares as a discretionary bonus subject to such provisos and restrictions as the Board may determine.
3.2 Number of Shares
The aggregate maximum number of shares that may be issued pursuant to Section 3.1 will be limited to 2,900,000 Shares. Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in Section 5.1.
The Board, on the recommendation of the Committee, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance under the Share Bonus Plan for future issuance under the Share Option Plan or the Share Purchase Plan and, in the event that any Shares specifically reserved under the Share Bonus Plan are reallocated to the Share Option Plan or the Share Purchase Plan, as the case may be, the aggregate maximum number of Shares reserved under the Share Bonus Plan will be reduced to that extent. In no event will the number of Shares allocated for issuance under the Share Bonus Plan exceed 2,900,000 Shares.
3.3 Necessary Approvals
The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any securities regulatory authority having jurisdiction over the Shares.
PART 4 — SHARE PURCHASE PLAN
4.1 Participants
Participants in the Share Purchase Plan will be Eligible Employees who have been continuously employed by the Company or any of its Affiliates on a full-time basis for at least 12 consecutive months and who have been designated by the Board, on the recommendation of the Committee, as participants in the Share Purchase Plan (“Share Purchase Plan Participants”). The Board, on the recommendation of the Committee, shall have the right, in its absolute discretion, to waive such 12-month period or to refuse any Eligible Employee or group of Eligible Employees the right of participation or continued participation in the Share Purchase Plan.
4.2 Election to Participate in the Share Purchase Plan and Participant’s Contribution
Any Share Purchase Plan Participant may elect to contribute money (the “Participant’s Contribution”) to the Share Purchase Plan in any calendar year if the Share Purchase Plan Participant delivers to the Company a written direction in form and substance satisfactory to the Company authorizing the Company to deduct from the Share Purchase Plan Participant’s salary, in equal instalments, the Participant’s Contribution. Such direction will remain effective until revoked in writing by the Share Purchase Plan Participant or until the Board terminates or suspends the Share Purchase Plan, whichever is earlier.

The Share Purchase Plan Participant’s Contribution as determined by the Board, on the recommendation of the Committee, shall not exceed 10% of the Share Purchase Plan Participant’s basic annual salary from the Company and its Affiliates at the time of delivery of the direction, before deductions, exclusive of any overtime pay, bonuses or allowances of any kind whatsoever (the “Basic Annual Salary”). In the case of a Share Purchase Plan Participant for whom the Board, on the recommendation of the Committee, has waived the 12-month employment requirement, the Share Purchase Plan Participant’s Contribution shall not exceed 10% of his Basic Annual Salary from the Company and its Affiliates at the time of delivery of the direction, prorated over the remainder of the calendar year, before deductions and exclusive of any overtime pay, bonuses or allowances of any kind whatsoever.
4.3 Company’s Contribution
Immediately prior to the date any Shares are issued to a Share Purchase Plan Participant in accordance with Section 4.4, the Company will credit the Share Purchase Plan Participant with, and thereafter hold in trust for the Share Purchase Plan Participant, an amount (the “Company’s Contribution”) equal to the Participant’s Contribution then held in trust by the Company.
4.4 Issue of Shares
On March 31, June 30, September 30 and December 31 in each calendar year the Company will issue to each Share Purchase Plan Participant fully paid and non-assessable Shares, disregarding fractions, which is equal to the aggregate amount of the Participant’s Contribution and the Company’s Contribution divided by the Issue Price. For the purposes of this Section 4.4, “Issue Price” means the weighted average price of the Shares on the Stock Exchange, for the 90-day period immediately preceding the date of issuance. If the Shares are not traded on a Stock Exchange on the date of issuance, the Issue Price shall be such price per Share as the Board, acting in good faith, may determine.
The Company shall hold any unused balance of the Participant’s Contribution for a Share Purchase Plan Participant until used in accordance with the Share Purchase Plan.
4.5 Delivery of Shares
As soon as reasonably practicable following each issuance of Shares to a Share Purchase Plan Participant pursuant to Section 4.4, the Company will cause to be delivered to the Share Purchase Plan Participant a certificate in respect of such Shares provided that, if required by applicable law or the rules and policies of the Stock Exchange, a restrictive legend shall be inscribed on the certificate, which legend shall state that the Shares shall not be transferable for such period as may be prescribed by law or by any regulatory authority or Stock Exchange.
4.6 Effect of Termination of Employment or Death
If a Participant ceases to be employed by the Company or any of its Affiliates for any reason or receives notice from the Company of the termination of his or her employment, the Share Purchase Plan Participant’s participation in the Share Purchase Plan will be deemed to be terminated and any portion of the Participant’s Contribution then held in trust shall be paid to the Share Purchase Plan Participant or his estate or successor as the case may be.

4.7 Effect of Amalgamation or Merger
If the Company amalgamates or merges with or into another corporation, each Share Purchase Plan Participant to whom Shares are to be issued will receive, on the date on which any Shares would otherwise have been delivered to the Share Purchase Plan Participant in accordance with Section 4.5, the securities, property or cash to which the Share Purchase Plan Participant would have been entitled on such amalgamation, consolidation or merger had the Shares been issued immediately prior to the record date of such amalgamation or merger.
PART 5 — GENERAL
5.1 Number of Shares
The aggregate number of Shares that may be reserved for issuance under the Plan shall not exceed 29,250,000 Shares inclusive of those Shares reserved under the Share Bonus Plan pursuant to Section 3.2. In addition, the aggregate number of Shares:
(a)
that may be reserved for issuance to Insiders for options granted under the Plan (or when combined with all of the Company’s other security based compensation arrangements) shall not exceed 10% of the Company’s outstanding issue from time to time;

(b)
that may be issued to Insiders for options granted under the Plan (or when combined with all of the Company’s other security based compensation arrangements) within any one-year period shall not exceed 10% of the Company’s outstanding issue from time to time; and

(c)	that may be issued to any one Insider and his or her Associates for options granted under the Plan within any one-year period shall not exceed 5% of the Company’s outstanding issue from time to time.
In no event will the number of Shares at any time reserved for issuance to any Participant exceed 5% of the Company’s outstanding issue from time to time.
For the purposes of this Section 5.1, “outstanding issue” means the total number of Shares, on a non-diluted basis, that are issued and outstanding as of the date that any Shares are issued or reserved for issuance pursuant to an award under the Plan to an Insider or such Insider’s Associates, excluding any Shares issued under the Plan during the immediately preceding 12 month period.
5.2 Transferability
Any benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. Except as otherwise provided in Section 2.13, during the lifetime of a Participant, all benefits, rights and options may only be exercised by the Participant.
5.3 Employment
Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time. Participation in any Plan by a Participant is voluntary.

5.4 Record Keeping
The Company shall maintain a register in which shall be recorded:
(a)	the name and address of each Participant;
(b)	the Plan or Plans in which the Participant participates;
(c)	any Participant’s Contributions;
(d)	the number of unissued Shares reserved for issuance pursuant to an Option or pursuant to an award made under the Share Bonus Plan in favour of a Participant; and
(e)	such other information as the Board may determine.
5.5 Necessary Approvals
The Plan shall be effective only upon formal adoption by the Board following the approval of the shareholders of the Company. Any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.
The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any Stock Exchange or governmental authority having jurisdiction in respect of the Shares which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, the obligation of the Company to issue such Share shall terminate and any Participant’s Contribution or option price paid to the Company shall be returned to the Participant.
5.6 Income Taxes
As a condition of, and prior to participation in, the Plan, a Participant shall, at the Company’s request, authorize the Company in writing to withhold from any remuneration or consideration whatsoever payable to such Participant hereunder, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.
5.7 Amendments to Plan
The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, amend, suspend or terminate the Plan or any Option or other award granted under the Plan without shareholder approval, including, without limiting the generality of the foregoing: changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the Plan, changes to the exercise price, vesting, term and termination provisions of Options, changes to the share appreciation right provisions, changes to the share bonus plan provisions (other than the maximum number of Shares issuable under the Bonus Plan in

Section 3.2 of the Plan), changes to the authority and role of the Compensation Committee under the Plan, changes to the acceleration and vesting of Options in the event of a takeover bid, and any other matter relating to the Plan and the Options and awards granted thereunder, provided however that:
(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;
(b)
no amendment to the Plan or to an Option granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Option which is outstanding at the time of such amendment without the written consent of the holder of such Option;

(c)	the expiry date of an Option Period in respect of an Option shall not be more than ten years from the date of grant of an Option except as expressly provided in Section 2.5;
(d)	the Directors shall obtain shareholder approval of:
(i)	any amendment to the aggregate maximum number of Shares specified in subsection 3.2 (Share Bonus Plan);
(ii)	any amendment to the aggregate number of Shares specified in subsection 5.1 (being the aggregate number of Shares that may be reserved for issuance under the Plan) other than pursuant to section 2.11;
(iii)	any amendment to the limitation on Shares that may be reserved for issuance, or issued, to Insiders under subsection 5.1(a) and (c); or
(iv)	any amendment that would reduce the exercise price of an outstanding Option of an Insider other than pursuant to section 2.11;
(v)	any amendment that would extend the expiry date of the Option Period in respect of any Option granted under the Plan to an Insider except as expressly contemplated in subsection 2.5; and
(vi)	any amendment to the amending provision set out in subsection 5.7 (Amendments to Plan).
If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.
5.8 Foreign Private Issuer Status
If, and for so long as, the Company is not a Foreign Private Issuer or if the directors and officers of the Company otherwise become subject to Section 16 of the Exchange Act, then notwithstanding any provision of the Plan to the contrary:

(a)
the Plan shall be administered by a committee consisting of two or more persons (the “Committee”) appointed by the Board, each of whom is a director qualifying as a “disinterested” person, as such term is defined, from time to time, in Rule 16b-3 under the Exchange Act;

(b)	the Committee shall determine and designate, from time to time, the individuals to whom awards shall be made hereunder, the amount of the awards and the other terms and conditions of such awards;
(c)
each member of the Committee shall, upon his appointment or election to the Committee for the first time, automatically be granted an immediately exercisable Option to purchase 10,000 Shares at a price per share equal to the Fair Market Value at the date of grant for an Option Period of ten years but shall not otherwise be eligible to participate in the Plan;

(d)	no Option granted to a director or officer under the Plan may be exercised during the first six months following the date of grant;
(e)
directors and officers of the Company will be required to hold Shares acquired under the Share Purchase Plan for a period of six months, provided that no such hold period will be required in respect of any such director or officer who makes an irrevocable election to waive his right to withdraw from the Share Purchase Plan or to change his Participant’s Contribution at least six months prior to his acquisition of such Shares;

(f)	Subsections 5.8(c), (d) and (e) may only be amended or modified by the Board or the shareholders of the Company once in any six month period; and
(g)
the Board may, subject to Subsection 5.8(f) and Section 5.7, amend or modify the Plan to the extent that the Board, based upon the advice of legal counsel, considers necessary or desirable to bring the Plan into compliance with Rule 16b-3 under the Exchange Act.

5.9 No Representation or Warranty
The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.
5.10 Audited Financial Statements
The Company shall provide annual financial statements of the Company to each Participant holding an outstanding award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

5.11 Compliance with Applicable Law, etc
If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or Stock Exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.
PART 6 — ADMINISTRATION OF THE PLAN
6.1 Administration by the Committee
(a)
Unless otherwise determined by the Board, the Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Board and constituted in accordance with such Committee’s charter. The members of the Committee serve at the pleasure of the Board and vacancies occurring in the Committee shall be filled by the Board.

(b)	The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan, to:
(i)
adopt and amend rules and regulations relating to the administration of the Plan and make all other determinations necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(ii)	otherwise exercise the powers delegated to the Committee by the Board and under the Plan as set forth herein.
6.2 Board Role
(a)
The Board, on the recommendation of the Committee, shall determine and designate from time to time the individuals to whom awards shall be made, the amounts of the awards and the other terms and conditions of the awards.

(b)
The Board may delegate any of its responsibilities or powers under the Plan to the Committee, provided that the grant of all Shares, Options or other awards under the Plan shall be subject to the approval of the Board. No Option shall be exercisable in whole or in part unless and until such approval is obtained.

(c)	In the event the Committee is unable or unwilling to act in respect of a matter involving the Plan, the Board shall fulfill the role of the Committee provided for herein.